FILED PURSUANT TO RULE 424(b)(7)
REGISTRATION NO. 333-271379

PROSPECTUS SUPPLEMENT

Dated March 21, 2024

(to Prospectus dated April 21, 2023)

OATLY GROUP AB

41,536,254 American Depositary Shares representing Ordinary Shares

This prospectus supplement supplements the prospectus dated April 21, 2023 of Oatly Group AB, a limited liability company incorporated under the laws of Sweden (“we”, “our” or the “Company”), and relates to the possible offer and sale of up to 41,536,254 American Depositary Shares (“ADSs”) representing ordinary shares, par value SEK 0.0015 per share of the Company (“Ordinary Shares”) issuable to the security holders identified herein (the “selling security holders”) that may be offered and sold from time to time in one or more offerings by the selling security holders. The selling security holders identified herein are holders of the Company’s 9.25% Convertible Senior PIK Notes due 2028 (the “Convertible Notes”) which were issued in transactions exempt from registration requirements of the Securities Act of 1933, as amended. The ADSs and/or the Ordinary Shares that they represent that are the subject of this prospectus supplement are issuable upon conversion of the Convertible Notes. We will not receive any proceeds from the resale of the ADSs by the selling security holders. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or supplements to it. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supplements information contained in the prospectus.

Before you invest in our Ordinary Shares or ADSs, you should consider the risks discussed in “Risk Factors” in the prospectus as well as the risk factors relating to our business that are incorporated by reference in the prospectus.

None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

March 21, 2024

SELLING SECURITY HOLDERS

This prospectus supplement covers the resale from time to time by the selling security holders identified in the table below, including their pledgees, donees, transferees, assigns or other successors in interest, of up to an aggregate of 41,536,254 ADSs. The ADSs and/or the Ordinary Shares that they represent that are registered for resale hereunder are issuable upon conversion of certain 9.25% Convertible Senior PIK Notes due 2028 (“Convertible Notes”) issued by the Company to the selling security holders named herein, at a purchase price equivalent to 97% of the principal amount of the Convertible Notes. The Convertible Notes were issued in transactions exempt from registration requirements of the Securities Act. We are registering the resale of the ADSs as required by the Subscription Agreement that we entered into with certain investors. The ADSs registered herein include the issuance of additional ADSs based upon our reasonable, good-faith estimate that the conversion price of the Convertible Notes will be reset from $2.41 to $1.81 on March 23, 2024 pursuant to the terms and conditions of the Convertible Notes. None of the selling security holders received any of our securities as compensation for underwriting services. We will not receive any proceeds from the resale of the ADSs by the selling security holders.

The selling security holders identified in the table below may from time to time offer and sell under this prospectus any or all of the ADSs described under the column “ADSs Being Offered in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling security holders as of the dates represented in the footnotes accompanying the table. The selling security holders identified below may have sold, transferred or otherwise disposed of some or all of the Convertible Notes since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling security holders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling security holder and the number of Ordinary Shares, including any ADSs representing Ordinary Shares (together, “Shares”) beneficially owned by the selling security holder before this offering. The number of Shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any Shares as to which a person has sole or shared voting power or investment power and any Shares which the person has the right to acquire within 60 days after March 20, 2024 through the conversion of notes, or the exercise of warrants, options or rights and the vesting of restricted stock units, including the issuance of additional ADSs based upon our reasonable, good-faith estimate that the conversion price of the Convertible Notes will be reset from $2.41 to $1.81 on March 23, 2024 pursuant to the terms and conditions of the Convertible Notes. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Information regarding the nature of any position, office or other material relationship, if any, that the selling security holder has had within the past three years with us or with any of our predecessors or affiliates is hereby incorporated by reference from Item 6 – Directors, Senior Management and Employees, and Item 7—Major Shareholders and Related Party Transactions in our most recently filed Annual Report on Form 20-F.

The number of ADSs reflected in the table as being offered in the offering reflects our good-faith estimate of the maximum number of shares that may be issued upon conversion of the Convertible Notes (including the issuance of additional ADSs based upon our reasonable, good-faith estimate that the conversion price of the Convertible Notes will be reset from $2.41 to $1.81 on March 23, 2024 pursuant to the terms and conditions of the Convertible Notes) and, accordingly, assume that interest thereon is paid semi-annually in-kind through maturity.

We have assumed that all ADSs reflected in the table as being offered in the offering covered by this prospectus supplement will be sold from time to time in this offering. We cannot provide an estimate as to the number of Shares that will be held by the selling security holders upon termination of the offering covered by this prospectus supplement because the selling security holders may offer some, all or none of their ADSs being offered in the offering.

The percentage of shares beneficially owned is based on 595,060,257 Ordinary Shares outstanding as of February 29, 2024.

	Shares Beneficially Owned Before this Offering			ADSs Being Offered in this Offering	Shares to be Beneficially Owned After this Offering
	Number		Percentage		Number	Percentage
Selling Security Holder
Nativus Company Limited	283,665,158	(1)	46.7%	34,238,125	271,763,953	45.7%
Verlinvest S.A.	283,665,158	(2)	46.7%	2,649,030	271,763,953	45.7%
BXG Redhawk S.à r.l.	51,916,351	(3)	8.5%	4,605,211	39,402,666	6.6%
BXG SPV ESC (CYM) L.P.	494,771	(3)	*	43,888	375,516	*

*	Indicates beneficial ownership of less than 1% of the total outstanding Ordinary Shares.
(1)

Consists of 271,763,953 Ordinary Shares and 11,901,205 Ordinary Shares which would be received upon conversion of Convertible Notes within 60 days of March 20, 2024 based on 595,060,257 Ordinary Shares outstanding as of February 29, 2024. Nativus Company Limited directly holds 271,763,953 shares of the Company. Of the total number of Convertible Notes respectively owned by Nativus Company Limited and Verlinvest, only that number of Convertible Notes that would result in an increase in the aggregate beneficial ownership of Nativus Company Limited and Verlinvest of 2% or less of our outstanding Ordinary Shares (or up to approximately 11,901,205 Ordinary Shares) are convertible immediately. The remaining Convertible Notes owned by Nativus Company Limited, which, when combined with those registered pursuant to Company’s prospectus supplement dated April 21, 2023, are convertible into an aggregate maximum of approximately 125,621,931 Ordinary Shares at maturity of the Convertible Notes, are convertible upon giving more than 60 days’ notice to us. As a result, approximately 125,621,931 Ordinary Shares are not included in the beneficial ownership information set forth herein for Nativus Company Limited but are reflected in the ADSs being offered in this offering and in the Company’s prospectus supplement dated April 21, 2023. Includes additional ADSs based upon our reasonable, good-faith estimate that the conversion price of the Convertible Notes will be reset from $2.41 to $1.81 on March 23, 2024 pursuant to the terms and conditions of the Convertible Notes.

Nativus Company Limited is a wholly owned subsidiary of CR Verlinvest Health Investment Limited (“CRVV”), a limited company incorporated in Hong Kong and a joint venture that is 50% owned by Verlinvest S.A., a company incorporated in Belgium (“Verlinvest”), and 50% owned by Blossom Key (Hong Kong) Holdings Limited, a limited company incorporated in Hong Kong. Each of Nativus Company Limited and CRVV have sole voting and dispositive power over 283,665,158 Ordinary Shares. Blossom Key (Hong Kong) Holdings Limited is a wholly owned subsidiary of CRH (CRE) Limited. CRH (CRE) Limited is a wholly owned subsidiary of China Resources (Holdings) Company Limited. CRC Bluesky Limited holds all the voting shares in China Resources (Holdings) Company Limited. CRC Bluesky Limited is a wholly owned subsidiary of China Resources Inc. China Resources Company Limited holds substantially all the shares in China Resources Inc. The State-owned Assets Supervision and Administration Commission of the State Council and the National Council for Social Security Fund of the People’s Republic of China perform the duty of investor (as to 90.0222% and 9.9778%, respectively) of China Resources Company Limited on behalf of the State Council of the People’s Republic of China. Each of Blossom Key (Hong Kong) Holdings Limited, CRH (CRE) Limited, China Resources (Holdings) Company Limited, CRC Bluesky Limited, China Resources Inc., China Resources Company Limited and Verlinvest S.A. have shared voting and dispositive power over 283,665,158 Ordinary Shares. The address for Nativus Company Limited is 39/F, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong and the address for CRVV is 39/F, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong.

(2)

As set forth in footnote (1), Verlinvest has shared voting and dispositive power over 271,763,953 Ordinary Shares. It also has (i) sole voting and dispositive power over Convertible Notes which are convertible into an aggregate maximum of approximately 7,198,178 Ordinary Shares (after subtracting Convertible Notes originally sold by the Company and purchased by Verlinvest and resold by Verlinvest to Mars II Holdings

Pte. Ltd. on May 31, 2023), and (ii) shared voting and dispositive power over Convertible Notes of which a portion are convertible into an aggregate maximum of 4,703,027 Ordinary Shares, in each case within 60 days of March 20, 2024 based on 595,060,257 Ordinary Shares outstanding as of February 29, 2024. Of the total number of Convertible Notes respectively owned by Verlinvest and Nativus Company Limited, only that number of Convertible Notes that would result in an increase in the aggregate beneficial ownership of Nativus Company Limited and Verlinvest of 2% or less of our outstanding Ordinary Shares (or up to approximately 11,901,205 Ordinary Shares) are convertible immediately. The remaining Convertible Notes over which Verlinvest has shared voting and dispositive power are convertible into an aggregate maximum of approximately 136,262,202 Ordinary Shares at maturity of the Convertible Notes upon giving more than 60 days’ notice to us. As a result, approximately 136,262,202 Ordinary Shares are not included in the beneficial ownership information set forth herein for Verlinvest. Includes additional ADSs based upon our reasonable, good-faith estimate that the conversion price of the Convertible Notes will be reset from $2.41 to $1.81 on March 23, 2024 pursuant to the terms and conditions of the Convertible Notes. The address for Verlinvest is Place Flagey 18, 1050 Brussels, Belgium.
(3)

Consists of 39,778,182 Ordinary Shares and 12,632,940 Ordinary Shares which would be received upon conversion of Convertible Notes within 60 days of March 20, 2024. Number of Ordinary Shares represents 39,402,666 Ordinary Shares directly held by BXG Redhawk S.à r.l. and 375,516 Ordinary Shares directly held by BXG SPV ESC (CYM) L.P. (together, the “Blackstone Funds”). Includes additional ADSs based upon our reasonable, good-faith estimate that the conversion price of the Convertible Notes will be reset from $2.41 to $1.81 on March 23, 2024 pursuant to the terms and conditions of the Convertible Notes. Shares which may be received upon conversion of Convertible Notes within 60 days of March 20, 2024 represents 12,513,685 shares which would be received upon conversion of Convertible Notes held by BXG Redhawk S.à r.l. and 119,255 shares which would be received upon conversion of Convertible Notes held by BXG SPV ESC (CYM) L.P. BXG Redhawk S.à r.l. is controlled by BXG Redhawk Holdings (CYM) L.P., the general partner of which is BXG Holdings Manager L.L.C. Blackstone Growth Associates L.P. is the managing member of BXG Holdings Manager L.L.C and BXGA L.L.C. is the general partner of Blackstone Growth Associates L.P. Blackstone Holdings II L.P. is the managing member of BXGA L.L.C. The general partner of BXG SPV ESC (CYM) L.P. is BXG Side-by-Side GP L.L.C. Blackstone Holdings II L.P. is the sole member of BXG Side-by-Side GP L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities (other than the Blackstone Funds to the extent of their direct holdings). The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

PROSPECTUS

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Debt Securities

Warrants

Units

and

American Depositary Shares representing Ordinary Shares

Offered by Selling Security Holders

Oatly Group AB (“Oatly,” “we,” “us” or “the Company”) may offer and sell the securities identified above, and one or more selling security holders to be identified in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which are incorporated into this prospectus by reference, may offer and sell American Depositary Shares, or ADSs, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we, or one or more selling security holders, sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Each ADS represents the right to receive one ordinary share. Our ADSs are listed on The Nasdaq Global Select Market under the symbol “OTLY.” On April 20, 2023, the last reported sale price of the ADSs on The Nasdaq Global Select Market was $2.22 per ADS. A separate Registration Statement on Form F-6 for the registration of ADSs issuable upon deposit of the ordinary shares was previously filed with the Securities and Exchange Commission and was effective on February 2, 2022 (File No. 333-262476).

The debt securities, warrants and units described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing. Any application for listing on The Nasdaq Global Select Market or any other securities market or other exchange with respect to the securities described in this prospectus will be included, if applicable, in the applicable prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DISCUSSED UNDER THE HEADING “RISK FACTORS” INCLUDED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR OTHER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE INVESTING IN ANY OF OUR SECURITIES.

None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2023.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using an automatic shelf registration statement, we may sell any combination of the securities described in this prospectus at any time and from time to time and in one or more offerings. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each time we or the selling security holders sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on the Company, the risks we face and our financial statements. The registration and exhibits can be read at the SEC’s website as described under “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer, or the selling security holders have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We, any agent, underwriter or dealer, and the selling security holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, “Oatly,” “we,” “us,” “our,” “the Company” and similar terms refer to Oatly Group AB and its subsidiaries on a consolidated basis.

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this prospectus and any applicable prospectus supplement other than statements of historical fact, including, without limitation, statements regarding our future operating results and financial position, our business strategy and plans, market growth opportunities and trends in the markets in which we operate, our geographic footprint, our sustainability goals and ambitions, expectations regarding demand and acceptance for our products and competition, expectations regarding the impact of macroeconomic effects such as due to COVID-19, supply chain constraints, and inflation, our objectives for future operations and our business, expectations regarding cost reductions, and our ability to raise additional capital to fund our operations, the sufficiency of our cash, cash equivalents and short-term investments, are forward-looking statements. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

These are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to those described under the Item 3.D. “Key Information—Risk Factors” and Item 5. “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F filed on April 19, 2023 (the “Annual Report”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and any applicable prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described herein.

The forward-looking statements made in this prospectus and any applicable prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus and any applicable prospectus supplement. You should not put undue reliance on any forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this prospectus and any applicable prospectus supplement, including factors beyond our ability to control or predict. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any applicable prospectus supplement, and the documents that we reference in this prospectus and any applicable prospectus supplement, and have filed as exhibits to the registration statement of which this prospectus and any applicable prospectus supplement forms a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

MARKET AND INDUSTRY DATA

Contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, we reference information and statistics regarding the industries in which we operate, including the dairy industry. We are responsible for these statements included in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have obtained this information and statistics from various independent third-party sources, such as Euromonitor International Limited (“Euromonitor”) and other third-party sources.

Some data and other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement are also based on our own estimates and calculations, which are derived from our review and interpretation of independent sources. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source.

In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in or incorporated by reference in this prospectus and any applicable prospectus supplement, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information contained in or incorporated by reference in this prospectus and any prospectus supplement. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in our Annual Report. See Item 3.D. “Risk Factors—Risks Related to our Business and Industry—Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.”

COMPANY OVERVIEW

Our Company is disrupting the global dairy industry, which Euromonitor estimated generated $631 billion in retail sales in 2022. We are driving this disruption by encouraging consumers to reassess the impacts that their food choices have on the climate and environment. We position our brand to benefit from the trend of consumers choosing plant-based foods as an alternative to animal-based ones. Our products have broad consumer appeal, which has allowed us to penetrate multiple classes of trade in multiple geographies. As of December 31, 2022, our product was the number one oatmilk brand in seven of the over 20 countries in which we operate. We believe that we have a long runway of growth ahead of us as consumers continue to seek plant-based alternatives and we continue to expand into new categories and geographies.

We are the world’s original and largest oatmilk company. For over 25 years, we have focused on developing expertise around oats: a global power crop with inherent properties suited for sustainability and human health. Our commitment to oats has resulted in core technical advancements that enabled us to unlock the breadth of the dairy portfolio, including milks, ice cream, yogurt, cooking creams, spreads and on-the-go drinks.

Sustainability is at the core of our business. In general, oatmilk leads to fewer greenhouse gas emissions compared to cow’s milk. Specifically, based on certain product-level calculations we have commissioned in Europe and based on additional studies, we generally see that oatmilk products have a significantly lower climate (CO2 equivalent) impact relative to comparable dairy products.

In the historically commoditized dairy category, we have created a brand phenomenon that speaks to emerging consumer priorities, including sustainability and health. Our integrated in-house team of creative, communications and customer relations experts reach consumers in a personal and relatable way. Across many kinds of media, we create thought-provoking, conversation-sparking content to engage people around our mission and drive awareness for our brand. Our company values are communicated not only in the things we say but also in the things we do— such as publishing the climate impact of our products in Europe and the U.S. and launching public campaigns to inspire policy change. The voice, actions, products and values represented by the Oatly brand drive our commercial success and mission.

Our innovation practices are foundational to delivering market-leading products. We are steadfast in our goal of creating excellent products across the full dairy portfolio, from milk, to yogurts, to ice cream. To do so, we leverage clinical studies on human health along with our proprietary production processes and key patented elements, including enzymatic processes, to convert fiber-rich oats into great tasting and healthy products. We believe our product launches in categories such as yogurt and frozen desserts shows the strength of our results-oriented innovation practices and the potential to drive a significant volume shift to plant-based dairy across the full breadth of the dairy portfolio.

CORPORATE INFORMATION

We were founded in 1994, and our current holding company was incorporated in accordance with Swedish law on October 5, 2016 under the name Goldcup 13678 AB and were registered with the Swedish Companies Registration Office on October 20, 2016. On December 21, 2016, we changed our name to Havre Global AB and on March 1, 2021, we changed our name to Oatly Group AB.

Our principal executive offices are located at Ångfärjekajen 8, 211 19 Malmö, Sweden. Our telephone number at this address is +46 418 475500. Our website address is https://www.oatly.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only. Our agent for service of process in the United States is Oatly Inc., and its address is 2275 Bridge Street, Building 209, Suite 200, Philadelphia, PA 19137.

RISK FACTORS

Investing in any securities described in this prospectus involves risks. You should carefully consider the risk factors set forth in our Annual Report, and the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement hereto, before making a decision to invest in our securities. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes. Additional information relating thereto may be set forth in any applicable prospectus supplement.

We will not receive any proceeds from the sale of American Depositary Shares by the selling security holders.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently filed with the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

A description of our ordinary shares can be found in Exhibit 2.1 to our Annual Report under the heading “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, As Amended”, which description is incorporated by reference herein.

A description of our American Depositary Shares can be found in Exhibit 2.1 to our Annual Report under the heading “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, As Amended”, which description is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We may issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities;

•	the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose all or substantially all of our assets. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series, and such default continues for a period of 30 days; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 30% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, after the applicable grace period.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities - Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities - General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of such series) of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of such series) of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ADSs, ordinary shares represented by ADSs and debt securities, or any combination thereof. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the initial offering price;

•	the aggregate amount of warrants and the aggregate amount of equity securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the warrants are issued, and the amount of warrants issued with each equity security;

•	the date, if any, on and after which the warrants and the related equity security will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

whether the warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	information with respect to book-entry procedures, if any;

•	in connection with warrants denominated as rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

•	whether the warrants may be sold separately or with other securities as part of units;

•	if applicable, a discussion of United States or Swedish federal income tax, accounting or other considerations applicable to the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	the material terms of any standby underwriting arrangement entered into by us in connection with any warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

SELLING SECURITY HOLDERS

Information about selling security holders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We and any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on Nasdaq or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We or any selling security holders may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us or any selling security holders in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We or any selling security holders may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

One or more selling security holders may utilize this prospectus (and any related prospectus supplement) to make one or more in-kind distributions of the securities to its shareholders, partners or members. To the extent required by applicable law, information about the distribution will be reflected in a prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of Sweden. In addition, certain of our directors and officers reside outside of the United States, and substantially all of the assets of our subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws. In addition, uncertainty exists as to whether the courts of Sweden would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in Sweden against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The United States and Sweden currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Sweden. In order to obtain a judgment that is enforceable in Sweden, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in Sweden. Such party may submit to the Swedish court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court depending on the circumstances. Circumstances that may be relevant to the Swedish court in deciding to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without re-examination or re-litigation of the substantive matters adjudicated upon include whether: (i) the court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court are in compliance with principles of proper procedure, (iii) such judgment is not contrary to the public policy of Sweden and (iv) such judgment is not incompatible with a judgment given between the same parties by a Swedish court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment fulfils the conditions necessary for it to be given binding effect in Sweden. Swedish courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Swedish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Swedish civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swedish law.

Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in Sweden judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Swedish court would accept jurisdiction and impose civil liability in an original action commenced in Sweden and predicated solely upon U.S. federal securities laws.

TAXATION

The material U.S. and Swedish federal income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense
SEC registration fee	*
FINRA filing fee	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**

Miscellaneous costs	**

*

The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

White & Case Advokat AB, Stockholm, Sweden, will pass upon the validity of the securities being registered hereby and certain other legal matters in connection with the registration of such securities. White & Case LLP, New York, New York will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Oatly Group AB appearing in Oatly Group AB’s Annual Report on Form 20-F for the year ended December 31, 2022, and the effectiveness of Oatly Group AB’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young AB, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Oatly Group AB did not maintain effective internal control over financial reporting as of December 31, 2022 based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The registered business address of Ernst & Young AB is Box 7850, 103 99, Stockholm, Sweden.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https:// www.oatly.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 19, 2023.

•	our current report on Form 6-K filed with the SEC on January 3, 2023.

•	our current report on Form 6-K filed with the SEC on January 23, 2023.

•	our current report on Form 6-K filed with the SEC on February 23, 2023.

•	our current report on Form 6-K filed with the SEC on March 2, 2023.

•	our current report on Form 6-K filed with the SEC on March 6, 2023.

•	our current report on Form 6-K filed with the SEC on March 15, 2023.

•	our current report on Form 6-K filed with the SEC on April 19, 2023.

•	our current report on Form 6-K filed with the SEC on April 21, 2023.

•	the description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2022.

In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Oatly Group AB

Ångfärjekajen 8,

211 19 Malmö,

Sweden

Tel: +46 418 475500

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Debt Securities

Warrants

Units

American Depositary Shares representing Ordinary Shares

Offered by Selling Security Holders